Exhibit 11
                        Telephone and Data Systems, Inc.
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)

Three Months Ended September 30,                          1997          1996
--------------------------------------------------------------------------------

Primary Earnings
    Net Income                                        $     9,019   $    22,669
    Dividends on Preferred Shares                            (470)         (469)
                                                      -----------   -----------
    Net Income Available to Common                    $     8,549   $    22,200
                                                      ===========   ===========

Primary Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                          59,511        61,084
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                 119           161
        Convertible Preferred Shares                           --            45
        Common Shares Issuable                                 10            31
                                                      -----------   -----------
    Primary Shares                                         59,640        61,321
                                                      ===========   ===========
Primary Earnings per Common Share
    Net Income                                        $       .14   $       .36
                                                      ===========   ===========
Fully Diluted Earnings*
    Net Income                                        $     9,019   $    22,669
    Dividends on Preferred Shares                            (470)         (331)
                                                      -----------   -----------
    Net Income Available to Common                    $     8,549   $    22,338
                                                      ===========   ===========

Fully Diluted Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                          59,511        61,084
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                 140           161
        Convertible Preferred Shares                           --           512
        Common Shares Issuable                                 10            31
                                                      -----------   -----------
    Fully Diluted Shares                                   59,661        61,788
                                                      ===========   ===========
Fully Diluted Earnings per Common Share
    Net Income                                        $       .14   $       .36
                                                      ===========   ===========


* This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



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                                                                      Exhibit 11
                        Telephone and Data Systems, Inc.
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)

Nine Months Ended September 30,                           1997          1996
--------------------------------------------------------------------------------

Primary Earnings
    Net Income                                        $    25,457   $   116,050
    Dividends on Preferred Shares                          (1,422)         (769)
                                                      -----------   -----------
    Net Income Available to Common                    $    24,035   $   115,281
                                                      ===========   ===========
Primary Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                          60,249        60,243
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                 130           170
        Convertible Preferred Shares                           --           415
        Common Shares Issuable                                 16            28
                                                      -----------   -----------
    Primary Shares                                         60,395        60,856
                                                      ===========   ===========
Primary Earnings per Common Share
    Net Income                                        $       .40   $      1.89
                                                      ===========   ===========
Fully Diluted Earnings*
    Net Income                                        $    25,457   $   116,050
    Dividends on Preferred Shares                          (1,422)         (347)
                                                      -----------   -----------
    Net Income Available to Common                    $    24,035   $   115,703
                                                      ===========   ===========
Fully Diluted Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                          60,249        60,243
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                 161           176
        Convertible Preferred Shares                           --           887
        Common Shares Issuable                                 16            28
                                                      -----------   -----------
    Fully Diluted Shares                                   60,426        61,334
                                                      ===========   ===========
Fully Diluted Earnings per Common Share
    Net Income                                        $       .40   $      1.89
                                                      ===========   ===========


* This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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